Exhibit (a)(iv)

AMENDMENT NO. 3

TO THE AMENDED AND RESTATED

DECLARATION OF TRUST OF

THE SELECT SECTOR SPDR® TRUST

The undersigned Secretary of The Select Sector SPDR® Trust, a Massachusetts business trust (the “Trust”), does hereby certify that the Trustees of the Trust, acting pursuant to Article VI, Section 6.9 of the Trust’s Amended and Restated Declaration of Trust dated October 23, 1998, as amended, executed the written instrument attached hereto as Exhibit A and that the said written instrument continues in full force and effect as of the date hereof.

WITNESS my hand this 19th day of April, 2017.

/s/ Jesse D. Hallee
Jesse D. Hallee
Secretary

Exhibit A

THE SELECT SECTOR SPDR® TRUST

Written Instrument Abolishing A Series of the Trust

The undersigned, a majority of the Trustees of The Select Sector SPDR® Trust (the “Trust”), pursuant to Section 6.9 of Article VI of the amended and restated Declaration of Trust dated October 23, 1998, as amended (the “Declaration of Trust”), do hereby abolish the following Series of the Trust:

The Financial Services Select Sector SPDR® Fund

IN WITNESS WHEREOF, the undersigned have this 19th day of April, 2017 signed these presents.

/s/ Cheryl Burgermeister	/s/ George R. Gaspari
Cheryl Burgermeister	George R. Gaspari

/s/ Ernest J. Scalberg	/s/ R. Charles Tschampion
Ernest J. Scalberg	R. Charles Tschampion

/s/ James Ross	/s/ Ashley T. Rabun
James Ross	Ashley T. Rabun